Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the WABCO Holdings Inc. 2009 Omnibus Incentive Plan, of our report dated February 22, 2007, with respect to the consolidated financial statements and schedule of WABCO Holdings Inc. for the year ended December 31, 2006, included in WABCO Holdings Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2008 filed with Securities and Exchange Commission.

Ernst & Young LLP

/s/ Ernst & Young LLP

New York, New York

June 8, 2009